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                                                                    EXHIBIT 10.7

                          TRANSITION SERVICES AGREEMENT


         THIS TRANSITION SERVICES AGREEMENT (the "Agreement") is entered into as of May 25, 2001 (the "Effective Date") by and between PFSWEB, INC., a corporation organized under the laws of the State of Delaware, and DAISYTEK INTERNATIONAL CORPORATION, a corporation organized under the laws of the State of Delaware.

         WHEREAS, prior to the date hereof, PFSWeb, Inc. and certain of its subsidiaries, including Priority Fulfillment Services, Inc. (collectively, "PFS"), provided certain warehousing, distribution and fulfillment services (the "Fulfillment Services") and certain information technology services that include transaction management, order processing, and communications services (the "IT Services") to Daisytek International Corporation and certain of its subsidiaries (collectively, "Daisytek"); and

         WHEREAS, concurrently herewith the Parties are consummating the transactions contemplated by that certain Asset Purchase Agreement (the "Asset Purchase Agreement") by and between Daisytek and PFS, including, without limitation, the termination of the agreements specified in the Termination Agreement (as such term is defined in the Asset Purchase Agreement); and

         WHEREAS, on and after the Effective Date, Daisytek will assume responsibility for the Fulfillment Services and PFS will provide the necessary support to Daisytek in order to facilitate an orderly and complete transition of the Fulfillment Services (the "Fulfillment Transition Services"); and

         WHEREAS, on or after the Effective Date, PFS will continue to provide to Daisytek the IT Services as well as those services, functions and responsibilities necessary to facilitate an orderly and complete transition of the IT Services to Daisytek (the "IT Transition Services");

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       PROVISION OF DESIGNATED SERVICES

         1.1. DESIGNATED SERVICES. Upon the terms and subject to the conditions of this Agreement, during the term of this Agreement, PFS agrees to provide to Daisytek, and Daisytek agrees to purchase from PFS, the Designated Services. As used herein, the term Designated Services means: (i) the Fulfillment Transition Services, the IT Services and the IT Transition Services, including, without limitation, the services described in the Statement of Work set forth as Exhibit-SOW; and (ii) any services, functions, or responsibilities not specifically described in this Agreement, but that are currently performed by PFS and which are required for the proper performance and delivery of the Designated Services.

         1.2. IT TRANSITION SERVICES. Daisytek has the primary responsibility to manage, coordinate, supervise and effectuate the transition of the IT Services to Daisytek. PFS shall facilitate and assist Daisytek to transition the IT Services to Daisytek on or before a date (the "Cutover Date") to be designated by Daisytek through written notice to PFS at least thirty (30) days prior to such date. Except as otherwise included within the IT Transition Services, PFS shall not provide the IT Services after the Cutover Date. PFS will use its best efforts to perform the IT Services and IT Transition Services without causing a material disruption to Daisytek's business or operations. Until the completion of the transition of each applicable IT Service, each PFS individual responsible for the services provided by PFS to transition that function will review with Daisytek the status of the IT Service for which that individual is responsible as often as may be reasonably requested by Daisytek. In connection with the transition of the IT Services, PFS shall provide, in writing, on or before thirty (30) days from the Effective Date to the extent available, applicable requirements, standards, policies, operating procedures and other documentation relating to the affected execution environment of the IT Services. Daisytek acknowledges and agrees that PFS makes no representations or warranties with respect to the accuracy, completeness, or usefulness of any such information. Following the expiration of this Agreement, PFS shall reasonably cooperate with Daisytek by answering all reasonable and pertinent verbal or written questions from Daisytek regarding the IT Services on an "as needed" basis as agreed


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upon by Daisytek and PFS and deliver to Daisytek any remaining Daisytek-owned reports and documentation still in PFS' possession.

         In connection with the transition of the IT Services, Daisytek and PFS covenant and agree to jointly identify any third-party software necessary for the performance of the IT Services (the "Third-Party Software"). Daisytek and PFS will cooperate with one another in obtaining the necessary access to or licensing of the Third-Party Software, as more particularly described in Section 1.12.

         PFS acknowledges and agrees that it shall have an absolute and unconditional obligation to provide Daisytek with the Designated Services in accordance with the terms of this Agreement and Daisytek acknowledges and agrees that it has an absolute and unconditional obligation to pay the Monthly Fees and other amounts payable by it hereunder, in each case, subject however, to the offset right of Daisytek set forth in Section 1.6(A) and 1.8 below. Except for such offset rights, Daisytek shall have no right to offset any Monthly Fee or Variable Charge, and in the event Daisytek shall fail to pay any Monthly Fee or Variable Charge hereunder on any date when due or shall fail to pay any Deferred Payment payable under the Asset Purchase Agreement on any date when due (subject to the right of offset set forth in Section 1.8 hereof or Section 13.8 therein and/or the resolution of a dispute with respect to Daisytek's right to offset the Monthly Fee as set forth in Section 1.6), PFS shall have the right, in addition to and not in lieu of any other available rights or remedies, after providing five (5) days written notice to Daisytek to cease providing any or all of the Designated Services. Notwithstanding the foregoing, in the event of a dispute with respect to Daisytek's right to offset the Monthly Fee, Variable Charge, or any Deferred Payment, provided that Daisytek has paid the Monthly Fee, Variable Charge, or the Deferred Payment into the Joint Deposit Account (as such term is defined below) as described in Section 1.6(C), PFS will continue to provide the Designated Services pending the resolution of the dispute in accordance with Section 1.6(B) and/or Section 3.12.

         1.3. COST AND EXPENSES. Except as set forth on Exhibit-SOW, PFS shall, at its expense, provide all personnel, equipment, facilities and systems as may be necessary for it to provide the Designated Services hereunder. PFS shall be solely responsible for the payment of all compensation and benefits, including applicable payroll taxes, to all of its employees performing the Designated Services.

         1.4. AUTHORITY. In performing the Designated Services, PFS shall have no authority to make any representation, warranty, commitment or obligation on behalf of Daisytek, nor shall PFS be deemed an agent or representative of Daisytek.

         1.5. SERVICE LEVELS. PFS agrees to provide the Designated Services in accordance with the service levels set forth in Exhibit-SLA (the "Service Levels").

         1.6. SERVICE LEVEL PENALTIES. A. In the event PFS shall be in breach of
Section 1.5 hereof and the quality of the Designated Services is not in accordance with the Service Levels in any month during the term hereof (a "Service Level Breach"), Daisytek and PFS agree that, as the sole and exclusive remedy and liquidated damages therefor, and in lieu of any and all other rights or remedies available at law or in equity or otherwise, Daisytek will be entitled to offset the amount of the applicable corresponding service level penalties set forth in Exhibit-SLA (the "Service Level Penalties"), from (i) the applicable Monthly Fee and any Variable Charges due to PFS under this Agreement for such month and (ii) the applicable Deferred Payment due to PFS under the Asset Purchase Agreement for such month. Daisytek and PFS agree that the maximum liability of PFS for Service Level Breaches occurring in any month during the term hereof and the maximum amount Daisytek may offset for the corresponding Service Level Penalties arising from such Service Level Breaches, on a monthly basis, is in the aggregate, the sum of (i) the Monthly Fee for such month, (ii) any Variable Charges occurring in such month, and (iii) the applicable Deferred Payment or other amounts due to PFS under the Asset Purchase Agreement for such month. Other than with respect to liability resulting from the intentional misconduct of PFS, Daisytek agrees that the exercise of such right of offset shall be deemed to cure any such Service Level Breach and PFS shall have no further liability or obligation with respect thereto, whether direct, indirect, liquidated or contingent, including without limitation, any claim for lost profits. Except for liability resulting from the intentional misconduct of PFS or the right of offset set forth herein, PFS shall have no liability for Service Level Breaches or any loss of time, inconvenience, loss of use of any product or equipment or any incidental, indirect, punitive, special or consequential damages of any kind or nature, including lost profits, arising therefrom, even if PFS has been advised, knew or should have known of the possibility thereof.


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                  B. Daisytek and PFS agree to use the following procedure with respect to Service Level Breaches: Attached hereto as Exhibit 1.6 is a list setting forth for each of Daisytek and PFS the names and phone numbers (including extensions, cell phones and pagers) of Daisytek personnel and PFS personnel (the "Daisytek Representatives" and the "PFS Representatives", respectively) who are authorized to deliver or receive all notices regarding Service Level Breaches and all matters related thereto. Notice shall be deemed to be given upon actual receipt (by telephone for oral notice and by fax for written notice) by one party's Representative of notice from the other party's Representative. Each party will use its best efforts to continue to attempt notice delivery until receipt is confirmed. Each party agrees to use its best efforts to immediately notify (by telephone) the other party (i) of the occurrence of any Service Level Breach and (ii) if it has reason to believe that a Service Level Breach is likely to occur.

                  Within 24 hours of the occurrence of a Level 1 Service Level Breach pursuant to which Daisytek determines that a Service Level Penalty is due, a Daisytek Representative will deliver to a PFS Representative written notice setting forth the identity of the Service Level Breach and the calculation of the Service Level Penalty (the "Notice of Offset"). If a PFS Representative does not, within ten (10) days following its receipt of a Notice of Offset (the "Objection Period"), deliver to a Daisytek Representative a written response specifying its objections to any Service Level Penalty specified therein (the "Notice of Objection"), then upon the expiration of the Objection Period, Daisytek may offset the amount of any Service Level Penalty set forth in the Notice of Offset. In the event PFS has delivered to Daisytek a Notice of Objection within the Objection Period, then Daisytek will designate its chief executive officer and PFS will designate its chief executive officer whose task it will be to meet for the purpose of endeavoring to resolve the dispute set forth in the Notice of Objection. The designated executives will meet as often as Daisytek and PFS reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Daisytek and PFS believe to be appropriate and germane in connection with its resolution. Such executives will discuss the dispute regarding the Notice of Objection and will negotiate in good faith in an effort to resolve such dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. No formal proceedings for the resolution of the dispute regarding the Notice of Objection under Section 3.12 hereof may be commenced until the earlier to occur of (a) a good faith conclusion by the designated executives that amicable resolution through continued negotiation of the matter in issue does not appear likely or (b) the 15th day after the initial request to negotiate the dispute regarding the Notice of Objection. Upon the occurrence of either the event described in (a) or (b) in the preceding sentence, Daisytek and PFS will submit the dispute regarding the Notice of Objection to arbitration in accordance with Section 3.12 hereof.

                  C. In the event PFS delivers a Notice of Objection in a timely manner, Daisytek will pay the disputed portion of the Monthly Fee and any Variable Charges due for such month, as well as any other disputed amounts sought to be offset, into a deposit account established with such bank or other institution as may be mutually agreed upon by Daisytek and PFS (the "Joint Deposit Account"). Any such Joint Deposit Account will require the signatures of an authorized officer of each of Daisytek and PFS for withdrawals. Such Joint Deposit Account will also provide for the payment of interest on the amount deposited therein. The Parties agree that the party prevailing in the resolution of the dispute will be entitled to recover the interest earned on the deposited amounts, plus an amount which, when added to the interest earned, will total eighteen percent (18%) of the amount deposited into the Joint Deposit Account.

                  D. In the event a party hereto is taxed upon the interest earned in such Joint Deposit Account, but does not receive such interest from the Joint Deposit Account, the party receiving such interest shall pay on demand to the party who paid the income tax, the amount of the income taxes actually paid by such party on such interest.

         1.7. SYSTEM SEPARATION. Daisytek and PFS will continue to use their best efforts to complete the system separation project (the "System Separation Project") more particularly described in Exhibit-SSP. In addition, Daisytek and PFS covenant and agree to use their respective best efforts to complete the responsibilities assigned to them as set forth in the time and events schedule attached as Schedule 2. In addition, Daisytek will develop a plan


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that will specify the tasks to be performed by the parties in order to complete the System Separation Project. PFS will review such plan and use its best efforts to identify any items or omissions, at the same level of detail as the plan provided by Daisytek, that interfere with or are likely to interfere with the completion of the System Separation Project. The terms and provisions of the System Separation Project, including the responsibilities and costs thereof, are set forth in Exhibit-SSP and are independent of, and unrelated to, the terms and provisions governing the Designated Services. Any amounts payable by Daisytek pursuant to Exhibit SSP are not subject to the right of offset hereunder.

         1.8. FEES.

                  A. In consideration of the performance of the Designated Services, Daisytek shall pay to PFS (i) a monthly fee as set forth on Exhibit-SOW hereto (the "Monthly Fee") and (ii) such other fees, amounts and compensation relating to Additional Services as mutually agreed, as set forth on Exhibit-SOW hereto (the "Variable Charges"). All Monthly Fees shall be payable no later than the last business day of the month following the month in which the Designated Services were performed (e.g., the Monthly Fee for June shall be due and payable on July 31) (the "Invoice Due Date"); except that for the last month of the term hereof, the Invoice Due Date shall be the last day of the term. The Monthly Fee for June shall include the period of time between the date hereof and June 1. PFS shall provide Daisytek with invoices on a monthly basis on or before the 15th day of each calendar month for all Variable Charges payable by Daisytek and arising in connection with the Designated Services performed by PFS during the immediately prior calendar month. Subject to Daisytek's right of offset set forth in
         Section 1.6 and PFS' delivery to Daisytek of the Guaranteed Payments Certificate described in subsection (c) below, Daisytek shall (i) pay all undisputed amounts of the Monthly Fee on the Invoice Due Date and
         (ii) pay any undisputed Variable Charges on the Invoice Due Date, provided such Invoice Due Date is at least fifteen (15) days from the date of Daisytek's receipt of an invoice for such Variable Charges. Any payment by Daisytek is without prejudice of its right to contest the accuracy of the number of hours or number of named users giving rise to the Variable Charges on such invoice. Any Monthly Fee which is not paid or disputed within ten (10) days of the Invoice Due Date shall accrue interest until paid at the lower of 1.5% per month or the highest legal rate. Any Variable Charge which is not paid or disputed within 10 days of the Invoice Due Date shall accrue interest until paid at the lower of .75% per month or the highest legal rate. The amounts to be paid by Daisytek to PFS herein do not include any domestic or foreign, federal, state, local, municipal or other governmental taxes, duties, levies, fees, withholdings, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement, including, without limitation, any state or local sales or use taxes or any value added tax or business tax now or hereafter imposed on the provision of Designated Services under this Agreement. Daisytek and PFS shall cooperate to segregate the Monthly Fees and Variable Charges into the following separate payment streams: (a) those for taxable services;
         (b) those for nontaxable services; (c) those for which a sales, use or other similar tax has already been paid; and (d) those for which PFS functions merely as a paying agent for Daisytek in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax. In addition, each of Daisytek and PFS shall reasonably cooperate with the other to more accurately determine a Party's tax liability and to minimize such liability, to the extent legally permissible. Each of Daisytek and PFS shall provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and any other exemption certificates or information requested by a Party. With respect to the portion of the Designated Services the Parties determine are taxable, PFS will pay the applicable taxes and on or before the date PFS is required to pay such taxes Daisytek will reimburse PFS for one-half of the amount of taxes paid by PFS on such portion of the Designated Services. In the event that subsequent to PFS' payment of the taxes described above, an audit by the applicable taxing authority conclusively determines additional taxes are owed by PFS for which Daisytek has a payment obligation as described above, PFS will notify Daisytek of such amount of additional taxes and on or before the date PFS is required to pay such taxes Daisytek will reimburse PFS for one-half of the amount of additional taxes subsequently paid by PFS.

                  If PFS is determined to owe an indemnification amount pursuant to the procedures set forth in Article XIII of the Asset Purchase Agreement, Daisytek may offset such amount against the Monthly Fees and Variable Charges payable hereunder.


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                  B. Bonus Payments. Daisytek shall have the right, in its sole and absolute discretion, to pay bonuses to the individuals set forth on Exhibit-Bonus (up to the amounts specified therein), subject to such conditions precedent as Daisytek shall determine in its sole discretion.

                  Daisytek will be responsible for, and will indemnify PFS against and in respect of, all payroll taxes and other governmental charges and filings applicable to such bonus payments. The foregoing bonuses shall not be deemed PFS wages or compensation for such persons. Except for the foregoing or as PFS may otherwise consent, Daisytek will not pay any other bonuses or other remuneration to any PFS employee in connection with the Designated Services.

                  C. Guaranteed Payments Certificate. With respect to the Guaranteed Agreements (as such term is defined in the Asset Purchase Agreement), on or before each Invoice Due Date, PFS will also deliver to Daisytek, a certificate executed by a duly authorized officer of PFS, certifying that all amounts due by PFS under the Guaranteed Agreements have been paid and that such Guaranteed Agreements are not otherwise in default (the "Guaranteed Payments Certificate").

         1.9. STANDARD OF SERVICE. PFS agrees that it will use its best efforts to perform the Designated Services in a professional manner and in the same or similar manner, scope, quality and nature as provided during the 12 month period prior to the date hereof. Notwithstanding the foregoing service level standard, with respect to the Designated Services, PFS agrees to comply with the notice and the requirements related to the resolution of Level 1 faults specified in Exhibit SLA.

         1.10. AUTHORIZED REPRESENTATIVE; NOTIFICATION OF PROBLEMS. Daisytek shall provide PFS with all information, instructions and authorizations as PFS may require in order to perform the Designated Services hereunder. All information, instructions and authorizations by Daisytek to PFS shall comply with all applicable federal, state and local laws, rules and regulations, and PFS has no responsibility to confirm or verify the adequacy, accuracy or validity thereof. In performing the Designated Services hereunder (and except as otherwise set forth above regarding Service Level Breaches), PFS shall act in accordance with, and shall be entitled to rely upon, all written, facsimile and electronic information, instructions and authorizations provided by an Authorized Representative of Daisytek and received by a PFS Representative. As used herein, the term Authorized Representative means Bill Justus, Bill Bergeron, Mike Bishoff or any other Daisytek representative designated by Jim Powell and set forth, in a written notice to a PFS Representative. Daisytek and PFS acknowledge the importance of promptly sharing and working together to resolve performance issues relating to the Designated Services. Accordingly, Daisytek and PFS shall provide written notice to the other party of any acts or omissions (whether by Daisytek, PFS or any third party), or any other events that interfere with, or are likely to interfere with such party's performance of its obligations under this Agreement. Each party shall use all commercially reasonable efforts to provide such written notice when such party first knew or should have known of such acts, omissions, failures or other events, but in any case no later than ten (10) days thereafter. Such written notice shall describe in reasonable detail such acts, omissions, failures or other events and the manner in which the foregoing may affect such party's performance.

         1.11. INTELLECTUAL PROPERTY RIGHTS. Except to the extent expressly included as part of the Fulfillment Assets being purchased by Daisytek pursuant to the terms of the Asset Purchase Agreement, and to the extent used in the performance of or related to the Designated Services, and/or the Fulfillment Services Daisytek and PFS will jointly own, and to the extent necessary, each of PFS and Daisytek hereby assigns to the other an undivided interest in all of the right, title and interest, including without limitation all patent rights (including rights to apply for and receive patents of any type, patent application, and patents), copyrights, trade secret rights, database protection rights, and other intellectual property and related industrial, artistic, and other intellectual property rights of any and every nature throughout the world, as well as the benefits of waivers of moral rights and the like, ("Intellectual Property Rights"), that it now possesses or is entitled to possess or receive, in or to the following: source code and object code version of any application programs, operating system software, computer software languages, utilities, other computer programs (i.e. any set of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result), processes, systems, interfaces, and documentation and supporting materials related thereto, in whatever form or media, used in the performance of or related to the Designated Services and/or the Fulfillment Services, including the tangible media upon which such applications programs, operating system software, computer software languages, utilities or other computer programs, documentation and supporting materials related thereto are recorded or printed,


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together with all corrections, improvements, updates and releases thereof
(collectively, the "Existing Materials"). However, notwithstanding the foregoing, PFS hereby without representation or warranty, assigns to Daisytek, all of its right, title and interest, if any, in and to any rights or licenses PFS has in any trademarks, service marks, trade dress, trade names, domain names or other indicia of origin, addresses or identifications and all goodwill associated therewith (the "Trademark Rights") in or associated with, or related to [DAISYNET, SOLONET, VIRTUAL DEMAND, SOLO]. Subject to the last sentence of this Section, each of Daisytek and PFS, and their respective successors and assigns, will have, with respect to each other, unrestricted rights in perpetuity to exploit the Existing Materials, including the unlimited and unrestricted right to copy, modify, enhance, use, sell, assign, lease, license and commercially exploit the Existing Materials without an obligation to account to or pay the other Party. Each of PFS and Daisytek waive, on behalf of itself and its successors and assigns, all rights of accounting for profits. Each of PFS and Daisytek further grant to the other a non-exclusive, fully paid up, irrevocable, non-terminable, royalty-free, fully transferable, non-exclusive license to all of the Intellectual Property Rights in or relating to the Existing Materials that it at anytime now or in the future owns or transfers to another party, or that it does not own but to which it has rights to grant licenses. Except for the forgoing assignments and grants of license, neither party is assigning to or licensing the other party, by implication or otherwise, any Intellectual Property Rights, including without limitation rights in or to any derivatives, changes, modifications, enhancement, extensions to the Existing Material (the "New Material") made after the Cutover Date. Neither PFS nor Daisytek has any obligation, implied or otherwise, to share with the other the New Material. Neither PFS nor Daisytek is making any representation or warranty of any kind regarding the capabilities or quality of the Existing Material. Prior to the Cutover Date, Daisytek and PFS agree not to modify, enhance, or materially alter the Existing Materials except in accordance with the agreed upon procedures set forth in Exhibit-Protocol. PFS represents and warrants that there are no proceedings against PFS, or to PFS' best knowledge, adverse claims made or threatened against PFS or Daisytek with respect to the Existing Materials (including any claims that such Existing Materials infringe or misappropriate any patent, trademark, trade secret, copyright or other proprietary right of any third party); and there has been no litigation against PFS commenced or to PFS' knowledge threatened against PFS or Daisytek with respect to the Existing Materials (including any litigation alleging that such Existing Materials infringe or misappropriate any patent, trademark, trade secret, copyright or other proprietary right of any third party). Daisytek represents and warrants that there are no proceedings against Daisytek, or to Daisytek's best knowledge, adverse claims made or threatened against Daisytek or PFS with respect to the Existing Materials (including any claims that such Existing Materials infringe or misappropriate any patent, trademark, trade secret, copyright or other proprietary right of any third party); and there has been no litigation commenced against Daisytek or to Daisytek's knowledge threatened against Daisytek or PFS with respect to the Existing Materials (including any litigation alleging that such Existing Materials infringe or misappropriate any patent, trademark, trade secret, copyright or other proprietary right of any third party).

         1.12. THIRD-PARTY LICENSES. PFS and Daisytek acknowledge that the total list of necessary software licenses for Daisytek to run their own data center consists of some third-party software application licenses owned by PFS and some licenses owned by Daisytek as listed on Schedule 1-Software License Schedule. Daisytek and PFS will cooperate in an effort to minimize the cost of obtaining the necessary access to or software licenses necessary to run two separate data centers (Daisytek/PFS). Daisytek and PFS will mutually agree upon an allocation for any pre-paid maintenance and license fees that PFS has paid on third-party software licenses owned by Daisytek. PFS will lead the licensing project with support from Daisytek to maximize leverage with the vendors. Bill Bergeron, or his designee, will call Design Technologies about MIS Studio for license and support, and if for any reason Design Technologies does not provide a license to Daisytek, then PFS will assist Daisytek in procuring such a license from Design Technologies.

PFS acknowledges and agrees that Daisytek has licensed from third-party vendors various software applications used in connection with the Designated Services (the "Daisytek Third Party Licenses"). PFS hereby agrees to indemnify and hold Daisytek harmless from any use, modification, termination or cancellation fees or charges imposed upon Daisytek in connection with PFS' use, modification, termination or cancellation of, or consent or waiver of any of the Daisytek Third Party Licenses (except as it relates to the Fulfillment Services or Designated Services, past, present or future).

         1.13. KEY EMPLOYEES. Daisytek shall designate certain employees of PFS as key employees. For purposes of this Agreement, Robert Almond, Haitham Karim, and Steve Veitch are designated as PFS Key Employees. With respect to the PFS Key Employees, Daisytek and PFS agree that each PFS Key Employee shall give first and absolute priority to providing the Designated Services to Daisytek. The priority set forth in the


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preceding sentence is subject to (i) reasonable personal days, sick days, holidays and vacation time taken in accordance with PFS policies and procedures in effect as of the Effective Date; and (ii) the number of hours purchased by Daisytek, more particularly described in Exhibit-SOW, provided, however, that the number of hours purchased will not restrict or impair PFS' resolution of any Level 1 incident as described in Exhibit-SLA. Although PFS will use its best efforts to make Jeff Murray available to Daisytek hereunder, Jeff Murray is an independent contractor engaged by PFS and not an employee of PFS and that as an independent contractor his availability is not within the sole control of PFS. To the extent PFS is able to control Jeff Murray's availability after June 25, 2001 (i.e. in connection with the prioritization of PFS projects assigned to him), PFS will give first and absolute priority to providing the Designated Services. PFS shall not replace the PFS Key Employees during the term of the Agreement, unless Daisytek consents to such replacement or such PFS Key Employee
(i) voluntarily resigns from PFS, (ii) is dismissed by PFS for misconduct (e.g., fraud, drug abuse, theft), (iii) fails to perform his or her duties and responsibilities pursuant to this Agreement or (iv) dies or is unable to work due to his or her disability. Subject to the limitations set forth above, in the event any PFS Key Employee is removed before his or her service under the Agreement is completed, PFS shall as soon as practicable assign an appropriate replacement who shall thereafter be designated as a PFS Key Employee. In connection with its provision of the Designated Services, PFS shall not provide to any other customers of PFS priority over Daisytek in a manner that interferes with PFS' performance of the Designated Services. In addition, in no event shall PFS redeploy or reassign any PFS Key Employee to another account in a manner inconsistent with the obligations set forth in this Section 1.13.

         1.14. ACCESS TO INFORMATION. To facilitate the performance of the Designated Services under this Agreement, each party may provide the other with information regarding, or limited access to, each party's inventory, order management and other computer systems and capabilities, including, without limitation, warehouse management and automation systems licensed from third parties as well as computer programs, formats, screens, protocols, hardware or software that are a part of or are used in connection with any of the foregoing (collectively the "System"). Each party acknowledges and agrees that it shall have no right, title, interest or license of any nature in any part of the other party's System, except as set forth in Section 1.11. Each party's limited right to have access to the other party's System is subject to that party's compliance with the other's system access and security requirements and may be terminated upon notice by the either party if it reasonably believes the other party is not complying with such requirements. Notwithstanding the foregoing, each party's "Proprietary Data" is, or will be, and shall remain the property of such party and shall be deemed Confidential Information of such party. Without such party's approval (in its sole discretion), its Proprietary Data shall not be, (1) used by the other party or its agents other than in connection with the Designated Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by the other party or its agents or (3) commercially exploited by or on behalf of the other party or its agents. As used herein, "Proprietary Data" shall mean all data and information (1) submitted by one party to the other or obtained, maintained, developed or produced by one party for the other or (2) obtained, maintained, developed or produced by one party or its agents in connection with this Agreement, including, with respect to (1) and (2) hereof, information relating to such party's customers, employees, operations, facilities, consumer markets, products, capacities, procedures, security practices, research, development, business affairs and finances. Proprietary Data does not include the Existing Materials described in Section 1.11 above.

         1.15. CONFIDENTIAL INFORMATION. Without limitation of any confidentiality agreement previously executed by the parties, each party acknowledges that in implementing and performing this Agreement, the other party may disclose and make available to it certain confidential and proprietary information, including without limitation, customer, product and process information ("Confidential Information"). Each receiving party agrees to utilize such information solely for the purpose of this Agreement and to keep and maintain all such information as confidential which shall not be disclosed to any other party. The provisions of this Section shall survive any termination or non-renewal of this Agreement. Notwithstanding the foregoing, a party may use, disclose or authorize the disclosure of Confidential Information that it receives that:

                  A. has been published or is in the public domain, or that subsequently comes into the public domain, through no fault of the receiving party;

                  B. is lawfully received from a third party having rights to publicly disseminate the Confidential Information without any restriction and without notice to the recipient of any restriction against its further disclosure;


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


                  C. is independently developed by the receiving party through persons or entities who have not had, either directly or indirectly, access to or knowledge of the Confidential Information;

                  D. is disclosed to a third party consistent with the terms of the written approval of the party originally disclosing the information;

                  E. is required by the receiving party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this agreement; or

                  F. is required by the receiving party to be disclosed by applicable law or a stock exchange or association on which the receiving party's securities are listed.

The party making a disclosure under clauses (v) or (vi) must inform the non-disclosing party as promptly as is reasonably necessary to enable the non-disclosing party to take action to, and use the disclosing party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

         1.16. RECORD RETENTION. PFS shall during the term of this Agreement for a period of 48 months following the termination or expiration of this Agreement, maintain complete and accurate records in connection with this Agreement and all transactions related thereto, including all records and supporting documentation appropriate or necessary to document either the Designated Services and the charges (including Monthly Fees) paid or payable by Daisytek under this Agreement. In addition, on or before June 15, 2001, PFS shall deliver to Daisytek copies of tape backups for fiscal years 1995 - 1997. For fiscal years thereafter, PFS will provide copies of tape backups of Daisytek information upon request.

2.       TERM

         2.1. TERM. This Agreement shall take effect upon the Effective Date and shall continue in full force and effect through [November 25, 2001], subject to the other provisions set forth herein.

         2.2. RENEWAL TERM. Not later than forty-five (45) days prior to the then-scheduled expiration of this Agreement, Daisytek may notify PFS that it desires to extend the term of this Agreement for one or more additional periods of 30 days. Promptly after such notice, PFS and Daisytek will negotiate in good faith the terms and conditions for such extension, including but not necessarily limited to the compensation to be payable by Daisytek to PFS for the Designated Services to be provided by PFS during such extension of the term. If the parties reach agreement on such terms and conditions, then they will amend this Agreement to conform to such agreement; if the parties have not reached agreement on the terms and conditions of such extension prior to fifteen (15) days before the then-scheduled expiration date of this Agreement, then this Agreement will expire as scheduled and PFS will not have any obligation to provide Designated Services to Daisytek hereunder after such expiration date. Upon termination of this Agreement, all rights and obligations of the parties shall cease and terminate except as otherwise expressly set forth as surviving herein.

3.       GENERAL PROVISIONS

         3.1. ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules attached hereto), the Asset Purchase Agreement (including the exhibits and schedules attached thereto) constitute the entire agreement of the parties with respect to the subject matter hereof, and supersedes and terminates any and all prior agreements or contracts, oral or written, entered into between the parties relating to the subject matter hereof. Each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, manner or description whatsoever by either party to the other with respect to the premises except as expressly set forth herein.

         3.2. NO AMENDMENT. This Agreement shall not be amended or otherwise modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of PFS and Daisytek by their respective duly authorized representatives. No course of dealing, course of performance or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver or modification of any term, right or condition. No waiver of any breach of any provision of this Agreement shall be construed to be a waiver of any subsequent breach of the same or any other provision.

         3.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         3.4. ASSIGNMENT. Neither party hereto may assign this Agreement without the prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.

         3.5. NOTICES. Except as otherwise set forth herein, all notices in connection with this Agreement shall be deemed given as of the day they are sent by electronic transmission, sent by facsimile or deposited with a commercial courier for delivery to other party at the following addresses:

                  PFS:

                  PFSweb, Inc.
                  500 North Central Expressway
                  Plano, TX  75074
                  Attn:  Chief Executive Officer

                  Daisytek:

                  Daisytek International Corporation
                  1025 Central Expressway South
                  Suite 200
                  Allen, TX  75013

or to such other address and/or facsimile number as the party to receive the notice or request so designates by written notice to the other.

         3.6. INVALIDITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

         3.7. FURTHER ASSURANCES. Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement. In addition, Daisytek and PFS will each have access to and use of the space at all sites utilized in the performance of the Designated Services as appropriate hereunder upon compliance with Daisytek's or PFS' security and safety policies in effect at such facilities. Daisytek and PFS each will be responsible for and will hold the other Party harmless from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses"), relating to or arising out of the death or bodily injury of any agent, employee, customer, business invitee or business visitor of the indemnitee or the damage, loss or destruction of any tangible personal or real property (whether owned or leased) of the indemnitee caused by the negligent act or omission or the willful misconduct of the indemnitor. Each Party will indemnify and defend the other Party and will hold the other Party harmless from any and all Losses arising out of, under or in connection with, claims for which the indemnitor is responsible under the preceding sentence.

         3.8. NO PARTNERSHIP. This Agreement is intended solely as a services agreement, and no partnership, joint venture, employment, agency, franchise, or other form of agreement or relationship is intended. Each party agrees to be responsible for all of its federal and state taxes, withholding, social security, insurance, and other benefits, and all salaries, benefits, and other costs of its employees, except as otherwise specifically contemplated by the provisions of this Agreement.

         3.9. NO THIRD PARTY BENEFICIARY. This Agreement is not intended to create any rights in any person or entity who is not a party to this agreement, and no such rights are created hereunder.

         3.10. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         3.11. FORCE MAJEURE. Neither party shall be responsible for delays or failures in performance resulting from acts beyond its control, including acts of war, national or local states of emergency, power outages, earthquakes or other natural disasters.

         3.12. DISPUTE RESOLUTION. Any dispute, controversy, or claim of any kind or nature arising under or in connection with this Agreement shall be finally and conclusively determined by arbitration conducted pursuant to the commercial arbitration rules of the American Arbitration Association in Dallas, Texas. Any decision made by the arbitrators shall be final, binding and conclusive on each Party and each Party shall be entitled to be enforce to the fullest extent permitted by law and entered in any court of competent jurisdiction. The expenses of each party to any arbitration, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the arbitrators shall be recoverable or borne as determined by the arbitrators.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Agreement as of the Effective Date.

                                        PFSWEB, INC.



                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        DAISYTEK INTERNATIONAL CORPORATION


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


Exhibit-SOW:      Statement of Work
Exhibit-SLA:      Service Levels
Exhibit-SSP:      System Separation Project
Exhibit-Bonus     Bonus Payments
Exhibit-Protocol  Description of applicable protocols
Schedule 1:       Software License Schedule
Schedule 2:       Time and Events Schedule - System Separation Project



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